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                           SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C.  20549


                                      FORM 8-K


                      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                            THE SECURITIES EXCHANGE ACT OF 1934


                           Date of Report      June 13, 1995


                    PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
               (Exact name of registrant as specified in its charter)


  New Jersey               1-9120                22-2625848
(State or other         (Commission           (I.R.S. Employer
jurisdiction of         File Number)         Identification No.)
 incorporation)


80 Park Plaza, P. O. Box 1171
     Newark, New Jersey                               07101-1171
(Address of principal executive offices)              (Zip Code)


        Registrant's telephone number, including area code:  201-430-7000



                       PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                (Exact name of registrant as specified in its charter)


 New Jersey                     1-973                   22-1212800
(State or other              (Commission             (I.R.S. Employer
jurisdiction of              File Number)          Identification No.)
 incorporation)


80 Park Plaza, P. O. Box 570
     Newark, New Jersey                               07101-0570
(Address of principal executive offices)              (Zip Code)


        Registrant's telephone number, including area code:  201-430-7000

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Item 5.   Other Events.
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    The following information updates certain matters previously reported to the Securities and Exchange Commission under Item 1 - Business of Part I of the Annual Report on Form 10-K for 1994 and Part II of the Report on Form 10-Q for the quarter ended March 31, 1995 of Public Service Electric and Gas Company (PSE&G) and its parent, Public Service Enterprise Group Incorporated (Enterprise).

Nuclear Operations
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Salem

         On May 16, 1995, Salem Unit 1 was shut down, as required by its technical specifications, due to the inoperability of certain switch gear room supply fans. On June 7, 1995, Salem Unit 2 was also shut down, as required by its technical specifications, due to both trains of its residual heat removal system being inoperable. During the shutdown process, Unit 2 tripped due to loss of electrical power to certain equipment within the Station. As a result of these shutdowns, and of PSE&G's continued discovery of equipment deficiencies at Salem, PSE&G informed the Nuclear Regulatory Commission (NRC) that it had determined to keep both Salem units shut down pending completion of:

    a Significant Event Response Team (SERT) review of the circumstances leading to, and causing the Unit 2 reactor trip;

    a special team review of long standing equipment reliability and operability issues, including corrective maintenance and operator work arounds; the effectiveness and quality of the management oversight and review of such matters;

    a meeting with the NRC to describe, discuss and gain NRC agreement on PSE&G's plan for the performance of an operational readiness review (ORR) in support of startup of each Salem unit;



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Nuclear Operations (Continued)
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    performance of the ORR at each unit; and

    meetings with the NRC staff to describe the outcome and conclusions of each ORR and to reach agreement with the NRC staff that each unit is sufficiently prepared to restart.

         On June 9, 1995, the NRC issued a Confirmatory Action Letter documenting these commitments by PSE&G. In its Confirmatory Action Letter, the NRC noted that while Unit 2 was stabilized and shut down, its operators experienced several challenges that required their intervention due to the unexpected loss of power and long standing equipment performance issues. The NRC further noted that operator performance relative to timely recognition and resolution of the specific safety and technical concerns, prior to PSE&G's decision to shut down the units, was deficient.

         PSE&G is in the process of developing a work plan to meet the requirements for restart of the units, and accordingly, it is presently unable to predict when either unit will return to service. Although PSE&G presently exprects that both units will be in outage status for at least several months, it does not presently foresee any shortage in available capacity to satisfy customer demands for energy.

         Also on June 9, 1995, the NRC reported the results of a NRC Special Inspection Team (SIT) it formed to assess how effectively Salem is currently performing from a safety perspective in conducting daily activities in the areas of problem identification, prioritizing and conducting work on plant equipment, and management oversight of plant performance. While the SIT identified some areas of strength at Salem as well as areas where improvements are being made, the team also identified a number of findings that performance in the areas of configuration control, operator work-arounds and equipment operability determinations have not substantially improved and constitute a burden on the plant operators to safely operate the units, especially during plant events.






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Nuclear Operations (Continued)
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         In addition, the NRC has informed PSE&G that the enforcement conference relating to certain incorrectly positioned valves at the Station, previously scheduled for June 1, 1995, has been rescheduled for June 23, 1995. The NRC has informed PSE&G that this conference will also address five additional apparent violations relating to the NRC's quality assurance criteria. PSE&G cannot predict what, if any, action, the NRC may take with respect to these apparent violations.

           PSE&G is committed to safe and conservative operations
before production.   PSE&G is fully committed to take whatever action
is necessary to return Salem to reliable and event free operation.

Hope Creek

         The NRC has scheduled an enforcement conference on June 16, 1995 relating to the previously reported release of a small amount of low-level radioactive materials to the atmosphere on April 5, 1995 at Hope Creek Generating Station. The release did not exceed any Federal limits nor pose any danger to the public or plant employees; however, a trailer was driven off site which exceeded PSE&G's offsite release limits. PSE&G cannot predict what action, if any, the NRC may take with regard to the proposed notice of violation.





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                                   SIGNATURE
                                   ---------

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                        PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                                        (Registrant)

                           PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                        (Registrant)



                    By                 R. EDWIN SELOVER
                        ------------------------------------------
                                       R. Edwin Selover
                              Vice President and General Counsel
                                Public Service Enterprise Group
                                  Incorporated

                          Senior Vice President and General Counsel
                           Public Service Electric and Gas Company

Date:  June 13, 1995


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